UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Mr. Danny Tan notified Yum China Holdings, Inc. (the “Company”) that he intends to resign as Chief Supply Chain Officer of the Company, with the last day of employment on February 10, 2022. The Company’s Board of Directors (the “Board”) has appointed Mr. Duoduo (Howard) Huang as the Company’s Chief Supply Chain Officer, effective November 9, 2021. From November 9, 2021 to February 10, 2022, Mr. Tan will serve as Senior Advisor to Ms. Joey Wat, the Company’s Chief Executive Officer.

In connection with Mr. Tan’s departure, the Company and Mr. Tan entered into a Post-Termination Agreement, dated November 5, 2021 (the “Post-Termination Agreement”), pursuant to which Mr. Tan will be entitled to a payment of HK$2,260,415, representing 5 times Mr. Tan’s average gross monthly salary in the past 12 months pursuant to the terms of his prior Restrictive Covenant Letter Agreement, as well as a release payment of RMB10,000 and a long-service payment of HK$375,000 in accordance with applicable local requirements. In consideration for such payments, Mr. Tan will be bound by certain restrictive covenants relating to non-competition, non-solicitation, non-disparagement and non-disclosure. As a result of Mr. Tan’s continued employment through February 10, 2022, Mr. Tan will also be entitled to 2021 annual cash bonus based on the actual individual factor and team factor results to be approved by the Compensation Committee of the Board.

The foregoing summary of the Post-Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Post-Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Duoduo (Howard) Huang, age 49, has served as Vice President, Pizza Hut Regional Operations, since June 2018. Before transferring to Pizza Hut, Mr. Huang held various leadership positions in KFC, including as General Manager of Nanjing and Wuxi markets. Mr. Huang joined YUM China Division of Yum! Brands, Inc. in 1995.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Post-Termination Agreement, dated November 5, 2021, by and between Yum China Holdings, Inc. and Danny Tan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
		Name:	Joseph Chan
		Title:	Chief Legal Officer
Date: November 8, 2021